                                                                    EXHIBIT 11.1





                        Statement Regarding Computation
                             of Earnings per Share


                                                                Year Ended December 31,
                                                             ------------------------------
                                                               1997        1996       1995
                                                             -------     -------    -------
Common Shares of beneficial
     interest outstanding-beginning of year                  837,489     834,397    834,397

Issuance of common shares of beneficial
     interest during the year                                 77,400       3,092
                                                             -------     -------    -------

Common shares of beneficial
     interest outstanding-end of year                        914,889     837,489    834,397

Adjustment for days outstanding
     (360 days/year) of currently issued shares
     during the year                                          (2,396)     (3,088)

Restatement for issuance of stock to officers
     and the Investment Manager in 1997                                   75,000     75,000
                                                             -------     -------    -------

Weighted averages shares outstanding
     during the year                                         912,493     909,401    909,397
                                                             =======     =======    =======